UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2016

TE CONNECTIVITY LTD.

(Exact name of registrant as specified in its charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260

(Commission File Number)

Rheinstrasse 20

CH-8200 Schaffhausen

Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

In connection with TE Connectivity Ltd.’s (the “Company”) separation from Tyco International plc (“Tyco International”) in 2007, the Company, Tyco International, and Covidien plc (“Covidien”) (which on January 26, 2015, was acquired and now operates as a subsidiary of Medtronic plc) entered into a Tax Sharing Agreement, under which the Company shares responsibility for certain of its, Tyco International’s, and Covidien’s income tax liabilities based on a sharing formula for periods prior to and including June 29, 2007.

On January 15, 2016, Tyco International, as Audit Managing Party under the Tax Sharing Agreement, entered into Stipulations of Settled Issues (the “Stipulations”) with the Internal Revenue Service (the “IRS”) intended to resolve all disputes related to the previously disclosed intercompany debt matters for the Company’s 1997 — 2000 audit cycle currently before the U.S. Tax Court. The Stipulations are contingent upon the IRS Appeals Division applying the same settlement or framework to all intercompany debt issues on appeal for subsequent audit cycles (2001 — 2007) and, if applicable, the review by the United States Congress Joint Committee on Taxation. For a description of the Company’s intercompany debt dispute for the 1997 — 2000 audit cycle and subsequent audit cycles see note 13 — “Income Tax Matters” of the notes to consolidated financial statements set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2015.

If finalized, this would resolve all aspects of the intercompany debt dispute relating to the Company’s 1997 — 2000 audit cycle before the U.S. Tax Court and subsequent audit cycles (2001 — 2007) before the Appeals Division of the IRS.  In addition, the Company expects the terms of the resolution will be consistently applied by the IRS to all the Company’s U.S. income tax returns filed subsequent to fiscal 2007.   The settlement is expected to result in a total cash payment to the IRS between $475 million to $525 million, including all interest and penalties. This payment will be subject to the sharing formula in the Tax Sharing Agreement, and will be shared among the Company, Tyco International and Covidien 31%, 27% and 42%, respectively.  The Company’s payment obligation is expected to be between $147 million and $163 million.

The Company does not expect to recognize any additional charges if the settlement becomes effective, as the Company had previously recorded sufficient reserves with respect to this dispute and its obligations under the Tax Sharing Agreement. The Company expects payment to be made to the IRS, and among the parties to the Tax Sharing Agreement, within the next six months.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This communication contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The Company has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this communication include statements addressing the proposed settlement with the IRS relating to the intercompany debt dispute for the Company’s 1997 – 2000 audit cycle before the U.S. Tax Court and subsequent audit cycles (2001 – 2007) before the Appeals Division of the IRS, including the proposed settlement terms, and the application by the IRS of the same settlement or framework to all the Company’s U.S. income tax returns filed subsequent to fiscal 2007.  Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the risk that the conditions precedent to the settlement are never met and the intercompany debt dispute is not settled with the IRS, the risk that a party to the Tax Sharing Agreement defaults under its payment obligations pursuant to the Tax Sharing Agreement and the risk that the IRS may not consistently apply the terms of the settlement to all the Company’s U.S. income tax returns filed subsequent to fiscal 2000.  More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 25, 2015 as well as in its Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by the Company with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 19, 2016	TE CONNECTIVITY LTD.

	By:	/s/ Harold G. Barksdale
		Name:	Harold G. Barksdale
		Title:	Corporate Secretary